Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of December 9, 2011, is made between Transdel Pharmaceuticals, Inc., a Delaware corporation (“Debtor”), in favor of DermaStar International, LLC, a Nevada limited liability company (with its successors and assigns, “Secured Party”).

Debtor and Secured Party hereby agree as follows:

SECTION 1

Definitions; Interpretation.

(a)

All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Letter Agreement.

(b)

As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Documents” means this Agreement, the Letter Agreement, the Notes, the Intellectual Property Security Agreement and all other certificates, documents, agreements and instruments delivered to Secured Party under the Note or in connection with the Obligations.

“Event of Default” has the meaning set forth in Section 7.

“Letter Agreement” means that certain line of credit letter agreement, dated November 21, 2011, between Debtor and Secured Party in connection with the Notes.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Note” means each certain Secured Promissory Note issued by Debtor in favor of Secured Party, as each such Note may be amended, modified, renewed, extended or replaced from time to time.

“Obligations” means the indebtedness, liabilities and other obligations of Debtor to Secured Party under or in connection with this Agreement, the Letter Agreement, the Notes and the other Documents, including, without limitation, all unpaid principal of the Notes, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Debtor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Partnership and LLC Collateral” has the meaning set forth in Section 5.

“Permitted Lien” means (i) any Lien in favor of the Secured Party; (ii) any Lien that is subordinate to the Lien on the Collateral created by this Agreement; (iii) any Liens existing as of the date hereof and set forth on Schedule 1 hereto; and (iv) other Liens which arise in the ordinary course of business and do not materially impair Debtor’s ownership or use of the Collateral or the value thereof.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Collateral” means Debtor’s (i) investment property and (ii) Partnership and LLC Collateral, including any ownership interests in any subsidiaries of Debtor.

“Pledged Collateral Agreement” means any shareholder agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c)

Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)

In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2

Security Interest.  As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, other goods, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”).  This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 18 hereof.  Anything herein to the contrary notwithstanding, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, any of Debtor’s right, title or interest in any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that (i) immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation; and (ii) if no adverse tax consequences to Debtor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such Controlled Foreign Corporation.  As used herein, “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the Internal Revenue Code.

SECTION 3

Financing Statements and Other Action.

(a)

Debtor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor shall execute and deliver to Secured Party, and Debtor hereby authorizes Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes  of this Agreement.  Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

(b)

Debtor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(c)

Upon request of Secured Party, Debtor shall (i) cause certificates to be issued in respect of any uncertificated Pledged Collateral, (ii) exchange certificated Pledged Collateral for certificates of larger or smaller denominations, and (iii) cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any Pledged Collateral.

(d)

Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

SECTION 4

Representations and Warranties.  Debtor represents and warrants to Secured Party that:

(a)

Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)

The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(c)

No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

(d)

Debtor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 2; Debtor’s jurisdiction of organization and organizational identification number are set forth in Schedule 2; Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 2.

(e)

Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(f)

All of Debtor’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 3.

(g)

No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(h)

The names and addresses of all financial institutions and other Persons at which Debtor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 2.

(i)

Schedule 4 lists Debtor’s ownership interests in each of its subsidiaries as of the date hereof.

(j)

Debtor is and will be the legal record and beneficial owner of all Pledged Collateral, and has and will have good and marketable title thereto.

(k)

Except as disclosed in writing to Secured Party, there are no Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.  Each Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms.  To the best knowledge of Debtor, there exists no material violation or material default under any Pledged Collateral Agreement by Debtor or the other parties thereto.  Debtor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Pledged Collateral Agreement.

SECTION 5

Covenants.  So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a)

Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b)

Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c)

Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of:  (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 2; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

(d)

Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates.

(e)

Debtor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business or unless such Collateral is replaced by comparable Collateral of similar value; provided that no such disposition or transfer of Collateral consisting of Pledged Collateral or instruments shall be permitted while any Event of Default exists.

(f)

Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(g)

Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(h)

Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Notes.

(i)

Debtor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party’s Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

(j)

If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule 3 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(k)

Without limiting the generality of subsection (j), Debtor shall not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising or developed) unless Debtor provides Secured Party with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration.

(l)

At Secured Party’s request, Debtor will use commercially reasonable efforts to obtain from each Person from whom Debtor leases any premises, and from each other Person at whose premises any Collateral is at any time present (including any bailee, warehouseman or similar Person), and such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as Secured Party may require, in form and substance satisfactory to Secured Party.

(m)

In the event that Debtor acquires rights in any subsidiary after the date hereof, it shall deliver to Secured Party a completed supplement to Schedule 4, reflecting such new subsidiary.  Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to any such subsidiary immediately upon Debtor’s acquisition of rights therein and shall not be affected by the failure of Debtor to deliver any such supplement to Schedule 4.

(n)

Debtor shall comply with all of its obligations under any Pledged Collateral Agreements to which it is a party and shall enforce all of its rights thereunder.  Debtor will take all actions necessary to cause each Pledged Collateral Agreement relating to Collateral consisting of any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (“Partnership and LLC Collateral”) to provide specifically at all times that: (A) the Partnership and LLC Collateral shall be securities and shall be governed by Article 8 of the applicable Uniform Commercial Code; (B) each certificate of membership or partnership representing the Partnership and LLC Collateral shall bear a legend to the effect that such membership interest or partnership interest is a security and is governed by Article 8 of the applicable Uniform Commercial Code; and (C) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee that acquires ownership of the Partnership and LLC Collateral as a result of the exercise by Secured Party of any remedy hereunder or under applicable law.

SECTION 6

Rights of Secured Party; Authorization; Appointment.

(a)

At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor in respect of its accounts and other rights to payment shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)

At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral or instrument Collateral, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account designated by Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).  Further, upon the occurrence and during the continuance of any Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder, and Secured Party shall have the right, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

(c)

Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement.  Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv).  The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full.  Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

SECTION 7

Events of Default.  Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)

Debtor shall fail to pay when due any amount of principal of or interest on the Notes or other amount payable hereunder or under the Note or in respect of the Obligations, or any other “Event of Default” as defined in any Note or any other Document shall have occurred;

(b)

Any representation or warranty by Debtor under or in connection with this Agreement, any Note or any other Document shall prove to have been incorrect in any material respect when made or deemed made;

(c)

Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of thirty (30) days from the occurrence thereof;

(d)

Debtor shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Debtor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Debtor pursuant to the Bankruptcy Code or any such other state or federal law; or Debtor shall be adjudicated a bankrupt, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Debtor’s property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Debtor; or any order for relief shall be entered against Debtor in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d);

(e)

Debtor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by the Notes, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subsection (e);

(f)

Any material impairment in the value of the Collateral or the priority of Secured Party’s Lien hereunder;

(g)

Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn; or

(h)

Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within thirty (30) days after the occurrence of any such event, Debtor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Secured Party as an additional named insured or loss payee).

SECTION 8

Remedies.

(a)

Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Notes and any other Document, all rights and remedies of a secured party under the UCC and other applicable laws.  Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party.  Debtor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.  Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law.  Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b)

For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 8 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

(c)

Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale.  Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor.  Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations.  Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  Secured Party may sell the Collateral without giving any warranties as to the Collateral.  Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(d)

To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor’s repayment of the Obligations shall apply on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

(e)

The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12 hereof; and second, to the payment of the Obligations.  Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law.  Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 9

Certain Waivers.  Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 10

Notices.  All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent.  Electronic mail may be used only for routine communications, such as distribution of informational documents or documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 11

No Waiver; Cumulative Remedies.  No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12

Costs and Expenses; Indemnification.

(a)

Debtor agrees to pay on demand: (i) the reasonable out-of-pocket costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel to Secured Party, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, the Letter Agreement, the Notes and the other Documents, including the formation of the Lender, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral; (ii) all title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by Secured Party in connection with this Agreement or the Collateral; and (iii) all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, the Letter, the Notes and the other Documents, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b)

Debtor hereby agrees to indemnify Secured Party, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party or by Debtor, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Debtor (the “Indemnified Liabilities”); provided that Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c)

Any amounts payable to Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Notes.

SECTION 13

Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.  Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party.  Any such purported assignment, transfer, hypothecation or other conveyance by Debtor without the prior express written consent of Secured Party shall be void.  Debtor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder.  Upon any assignment of Secured Party’s rights hereunder, such assignee shall have, to the extent of such assignment, all rights of Secured Party hereunder.  Debtor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Party, the rights of Secured Party set forth in this Agreement.  Any such assignee shall be entitled to enforce Secured Party’s rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

SECTION 14

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

SECTION 15

Entire Agreement; Amendment.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 16

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 17

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 18

Termination.  Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder.

SECTION 19

Conflicts.  In the event of any conflict or inconsistency between this Agreement and the Notes, the terms of this Agreement shall control.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

DEBTOR:

TRANSDEL PHARMACEUTICALS, INC.

/S/ Terry Nida

By:  Terry Nida

Title:

SECURED PARTY:

DERMASTAR INTERNATIONAL, LLC

/S/ Mark L. Baum

By: Mark L. Baum

Title: Managing Member

SCHEDULE 1
to the Security Agreement

Permitted Liens

None.

SCHEDULE 2
to the Security Agreement

1.

Jurisdiction of Organization and Organizational Identification Number

Delaware; no. 4092296

2.

Chief Executive Office and Principal Place of Business

610-C East Palomar Street

Chula Vista, CA 91911

3.

Other locations where Debtor conducts business or Collateral is kept

Public Storage

9890 Pacific Heights Blvd

San Diego, CA 92121-4702

997 McCain Valley Court

Chula Vista, CA 91913

4.

Deposit Accounts and Security Accounts

U.S. Bank, San Diego, CA (DIP account)

SCHEDULE 3
to the Security Agreement

1.

Patents and Patent Applications.

Grantor	Description	Abstract	Patent Number	Issue Date	Country Where Filed
Transdel Pharmaceuticals Holdings, Inc. (merged into Transdel Pharmaceuticals, Inc. as of June 20, 2011)	TRANSDERMAL DELIVERY OF MEDICATIONS USING A COMBINATION OF PENETRATION ENHANCERS Inventors: Grasela; John C. (San Diego, CA), Grasela; Joseph E. (San Diego, CA), Jubenville; Robert M. (San Diego, CA), McCloskey; Joseph J. (Bloomfield Hills, MI)

A composition and procedures for its formation and administration are described, which provide for a convenient, efficacious and simple transdermal administration of medications from a topically applied cream. No transmission through a membrane is involved. The composition incorporates at least two separate penetration enhancers which function synergistically to provide for rapid but controllable transport of the medication from the cream into the skin. The use of a plurality of penetration enhancers, at least one of which facilitates the separation of medication from the cream and at least a second of which alters the structure of the outer layers of skin, particularly the stratum corneum, enhances migration of the drug through the stratum corneum.

			5,837,289	November 17, 1998	United States
Transdel Pharmaceuticals, Inc.	ANTI-CELLULITE COMPOSITION AND METHOD OF TREATING CELLULITE Inventors: Grasela; Joseph E. (San Diego, CA), Schupp, Joachim (San Diego, CA) Nacht, Sergio (Las Vegas, NV)

A cellulite-reducing

topical composition (anti-cellulite composition) for topical application to the skin of a human. The cellulite-reducing topical composition is efficacious at reducing cellulite and improving the appearance of skin exhibiting cellulite, especially the skin of the buttocks, thighs and abdomen. The efficacy of the cellulite-reducing topical composition of the present invention is demonstrated in end-use testing by users according to the described treatment protocol.

			Pending	Filed Provisional Patent Application in June 2010	United States

Transdel Pharmaceuticals Holdings, Inc. (merged into Transdel Pharmaceuticals, Inc. as of June 20, 2011)	TRANSDERMAL DELIVERY OF MEDICATIONS USING A COMBINATION OF PENETRATION ENHANCERS Inventors: Grasela; John C. (San Diego, CA), Grasela; Joseph E. (San Diego, CA), Jubenville; Robert M. (San Diego, CA), McCloskey; Joseph J. (Bloomfield Hills, MI)

A composition and procedures for its formation and administration are described, which provide for a convenient, efficacious and simple transdermal administration of medications from a topically applied cream. No transmission through a membrane is involved. The composition incorporates at least two separate penetration enhancers which function synergistically to provide for rapid but controllable transport of the medication from the cream into the skin. The use of a plurality of penetration enhancers, at least one of which facilitates the separation of medication from the cream and at least a second of which alters the structure of the outer layers of skin, particularly the stratum corneum, enhances migration of the drug through the stratum corneum.

		2,348,540	October 29, 1998 [approved and awaiting issue date]	Canada

2.

Copyrights (Registered and Unregistered) and Copyright Applications.

None.

3.

Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications.

Grantor	Mark	Goods and Services	Serial Number	Filing Date	Country Where Filed
Transdel Pharmaceuticals Holdings, Inc. (merged into Transdel Pharmaceuticals, Inc. as of June 20, 2011)	Ketotransdel	IC 005. US 006 018 044 046 051 052. G & S: Topical medicated therapeutic cream, gel, lotion and paste for direct transdermal administration of ketoprofen. FIRST USE: 20071108. FIRST USE IN COMMERCE: 20071108	78461443	August 3, 2004	United States of America
Transdel Pharmaceuticals Holdings, Inc. (merged into Transdel Pharmaceuticals, Inc. as of June 20, 2011)	Transdel	IC 005. US 006 018 044 046 051 052. G & S: Topical medicated therapeutic cream, gel, lotion and paste for direct transdermal administration of a wide variety of therapeutic agents for allergic, cardio-vascular, infectious, neurological, inflammatory, immunological, metabolic, viral, microbial, osteopathic, dietary, respiratory, psychiatric, hormonal, dental, dermal, muscular and excretory diseases, conditions, deficiencies and disorders Abandonment Date June 6, 2011	77304331	October 15, 2007	United States of America
Transdel Pharmaceuticals, Inc.	Transdel	IC 001. US 001 005 006 010 026 046. G & S: Chemical additives for use in the manufacture of pharmaceutical and cosmetic products Abandonment Date November 14, 2011	77810173	August 21, 2009	United States of America

SCHEDULE 4
to the Security Agreement

SUBSIDIARIES

The Company has no subsidiaries.